EXHIBIT 2.1

LIMITED WAIVER

Limited Waiver, dated as of February 26, 2015 (this “Limited Waiver”), to the Credit Agreement, dated as of August 30, 2010, as amended by the First Amendment dated as of May 4, 2011 and the Second Amendment and Consent dated as of December 24, 2014 (as further amended, modified, restated and supplemented through the date hereof, and as waived pursuant to, and subject to the provisions of, that certain Consent, dated as of April 23, 2012, that certain Limited Waiver, dated as of June 27, 2013, that certain Limited Waiver, dated as of August 14, 2013, that certain Limited Waiver, dated as of August 14, 2014, that certain Limited Waiver, dated as of September 30, 2014, that certain Commitment Reduction Notice and Limited Waiver, dated as of January 15, 2015 and that certain Limited Waiver, dated as of January 15, 2015, the “Credit Agreement”), among Orthofix Holdings, Inc., a Delaware corporation (the “Borrower”), Orthofix International N.V., a Curacao company (the “Company”), those Subsidiaries of the Company identified as a “Guarantor” on the signature pages thereto and such other Subsidiaries of the Company as may from time to time become a party thereto, the several banks and other financial institutions parties thereto (collectively, the “Lenders”; and individually, a “Lender”), and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Borrower, the Company, the Guarantors, the Lenders and the Administrative Agent are parties to the Credit Agreement;

WHEREAS, the Borrower has requested that the Required Lenders waive compliance with (a) Section 5.1(a) of the Credit Agreement, Section 5.2(a) of the Credit Agreement and Section 5.2(b) of the Credit Agreement requiring the delivery of annual financial statements for the fiscal year ending on December 31, 2014, related certificates of the independent certified public accountants of the Company and related certificates of a Responsible Officer only until the earlier of (i) April 30, 2015 and (ii) one Business Day after such financial statements are publicly released or filed, (b) Section 5.1(b) of the Credit Agreement and Section 5.2(b) of the Credit Agreement requiring the delivery of annual unaudited financial statements for the fiscal year ending on December 31, 2014 and related certificates of a Responsible Officer only until the date that is ten Business Days after the financial statements described in the preceding clause (a) are delivered, and (c) Section 5.1(c) of the Credit Agreement and Section 5.2(b) of the Credit Agreement requiring the delivery of quarterly financial statements for each of the fiscal quarters ending on June 30, 2014 and September 30, 2014 and related certificates of a Responsible Officer only until the earlier of (a) March 31, 2015 and (b) ten Business Days after such financial statements are publicly released or filed (collectively, the “Requested Waivers”);

WHEREAS, the Borrower has requested certain other accommodations set forth herein (including with respect to any potential need by the Company to file restated financial statements for any prior annual or quarterly period ending on or prior to March 31, 2014 (any such period, a “Restatement Period”);

WHEREAS, until such financial statements and certificates are received by the Administrative Agent, the Borrower is willing to agree to certain additional limitations on certain of its actions;

WHEREAS, the Required Lenders are willing to agree to the Requested Waivers and other accommodations subject to the provisions and additional limitations of this Limited Waiver;

NOW, THEREFORE, the parties hereto hereby agree as follows:

SECTION 1. Defined Terms. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

SECTION 2. Limited Waivers.

(a) Subject to the terms of this Limited Waiver, including, without limitation, compliance by the Borrower with each of the terms of Section 3 below, the Required Lenders hereby agree to the Requested Waivers and waive compliance by the Credit Parties with (i) Section 5.1(a) of the Credit Agreement, Section 5.1(b) of the Credit Agreement, Section 5.2(a) of the Credit Agreement and Section 5.2(b) of the Credit Agreement for the fiscal year ending on December 31, 2014 only and (ii) Section 5.1(c) of the Credit Agreement and 5.2(b) of the Credit Agreement for the fiscal quarters ending on June 30, 2014 and September 30, 2014 only. This Limited Waiver (a) is limited and does not relate to (i) any other covenant or provision of the Credit Agreement or any other Credit Document, and (ii) any period other than (A) the fiscal year ending on December 31, 2014 and (B) the fiscal quarters ending on June 30, 2014 and September 30, 2014 respectively, and (b) shall automatically terminate and be of no further force or effect if (i) there exists any other Default or Event of Default or (ii) the Borrower fails to comply with any of the terms of Section 3 below.

(b) Subject to the terms of this Limited Waiver, including, without limitation, compliance by the Borrower with each of the terms of Section 3 below, the Required Lenders hereby agree that any restatement by the Company of its financial statements for any Restatement Period shall not constitute a Default or an Event of Default under Article VII or any other provision of the Credit Agreement provided that within ten Business Days after the public release or filing of such restated financial statements Borrower (x) delivers to the Administrative Agent a corrected compliance certificate for each such period, (y) re-determines the Applicable Percentage for the Revolving Loans and Term Loans for such periods based upon the corrected compliance certificate, and (z) immediately pays to the Administrative Agent for the ratable benefit of the Lenders in immediately available Dollars, the aggregate amount of any additional interest and other fees that would have accrued if each of the financial statements delivered that included any portion of such Restatement Period had been correct when initially delivered. This Limited Waiver (a) is limited and does not relate to (i) any other covenant or provision of the Credit Agreement or any other Credit Document, and (ii) any period other than a Restatement Period, and (b) shall automatically terminate and be of no further force or effect if (i) there exists any other Default or Event of Default or (ii) the Borrower fails to comply with any of the terms of Section 3 below.

SECTION 3. Limited and Conditional Waiver; Requirements. Borrower agrees that the waivers set forth in Section 2 are subject to, and conditioned upon, the Borrower’s compliance with the each of following:

(a) Limitation on Borrowings. Borrower agrees that until the expiration of the Non-Compliance Period and notwithstanding any provision in the Credit Agreement to the contrary, the Borrower will not be entitled to borrow more than $50,000,000 in the aggregate outstanding amount at any time for all Loans and LOC Obligations (and Credit Parties hereby agree that during the Non-Compliance Period the Lenders have no obligation to make available Loans or Letters of Credit to the Borrower in excess of $50,000,000 in the aggregate outstanding for all Loans and LOC Obligations at any time). “Non-Compliance Period” means the period commencing on August 14, 2014 and ending on the first Business Day after the date that all financial statements for (a) the fiscal year ending on December 31, 2014 have been received by the Administrative Agent, in each case together with the related certificates required by Section 5.2(a) of the Credit Agreement and Section 5.2(b) of the Credit Agreement with respect to such fiscal year, in full compliance with each of Sections 5.1(a) of the Credit Agreement, 5.1(b) of the Credit Agreement, 5.1(a) of the Credit Agreement and 5.2(b) of the Credit Agreement (other than the delay in delivery) and demonstrating that the Borrower was in compliance with the terms of the Credit Agreement as of the end of such fiscal year and (b) each of the fiscal quarters ending June 30, 2014 and September 30, 2014 have been received by the Administrative Agent, in each case together with the related certificate required by Section 5.2(b) of the Credit Agreement with respect to such fiscal quarter, in full compliance with each of Sections 5.1(c) of the Credit Agreement and 5.2(b) of the Credit Agreement (other than the delay in delivery) and demonstrating that the Borrower was in compliance with the terms of the Credit Agreement as of the end of each such fiscal quarter.

(b) Delivery of Financial Statements and Responsible Officer Certificate. The Borrower shall

(i) deliver the financial statements described by Section 5.1(a) of the Credit Agreement and the certificates required by Section 5.1(a) of the Credit Agreement and Section 5.2(b) of the Credit Agreement for the fiscal year ended December 31, 2014 on or prior to the earlier to occur of (A) April 30, 2015 and (B) one Business Day after the public release or filing of such financial statements for such fiscal year (the “Required Annual Statement Compliance Date”),

(ii) deliver the financial statements described by Section 5.1(b) and the certificates required by Section 5.2(b) of the Credit Agreement for the fiscal year ended December 31, 2014 on or prior to the date that is ten Business Days after the Required Annual Statement Compliance Date (the “Required Unaudited Annual Statement Compliance Date”),

(iii) be in full compliance with Section 5.1(a) of the Credit Agreement, Section 5.2(a) of the Credit Agreement and, solely with respect to the financial statements referred to in Section 5.1(a) of the Credit Agreement, Section 5.2(b) of the Credit Agreement (except for the delay in delivery as permitted hereby) and all other terms of the Credit Agreement and the other Credit Documents by the Required Annual Statement Compliance Date,

(iv) be in full compliance with Section 5.1(b) of the Credit Agreement and, solely with respect to the financial statements referred to in Section 5.1(b) of the Credit Agreement, Section 5.2(b) of the Credit Agreement (except for the delay in delivery as permitted hereby) and all other terms of the Credit Agreement and the other Credit Documents by the Required Unaudited Annual Statement Compliance Date,

(v) upon delivery of the financial statements and related certificates as set forth above, in each case demonstrate that the Borrower was in compliance with the terms of the Credit Agreement as December 31, 2014,

(vi) deliver the financial statements described by Section 5.1(c) of the Credit Agreement and the certificates required by Section 5.2(b) of the Credit Agreement for each of the fiscal quarters ended June 30, 2014 and September 30, 2014 on or prior to the earlier to occur of (A) March 31, 2015 and (B) ten Business Days after any public release or filing of financial statements for such fiscal quarter (with respect to each such fiscal quarter, the “Required Quarterly Statement Compliance Date” and together with the Required Annual Statement Compliance Date and the Required Unaudited Annual Statement Compliance Date, each a “Required Compliance Date”),

(vii) be in full compliance with Section 5.1(c) of the Credit Agreement and, solely with respect to the financial statements referred to in Section 5.1(c) of the Credit Agreement, Section 5.2(b) of the Credit Agreement (except for the delay in delivery as permitted hereby) and all other terms of the Credit Agreement and the other Credit Documents by the Required Quarterly Statement Compliance Date for each such fiscal quarter, and

(viii) upon delivery of the financial statements and related certificates as set forth above, in each case demonstrate that the Borrower was in compliance with the terms of the Credit Agreement as of the applicable fiscal quarter end (i.e., June 30, 2014 and September 30, 2014).

For the avoidance of doubt (1) and notwithstanding anything in the Credit Agreement to the contrary, on each Required Compliance Date the Borrower must show that it was at all times during the term of this Agreement in compliance with the terms of the Credit Agreement (except for the delay in delivery as permitted hereby), including without limitation, the financial covenants set forth in Section 5.9 of the Credit Agreement as of the respective quarter end of June 30, 2014 or September 30, 2014 or the fiscal year end of December 31, 2014, as applicable (2) the Borrower agrees that on and after the occurrence of the Required Annual Statement Compliance Date, the Borrower must be in full compliance with all terms of the Credit Agreement, including, without limitation, Section 5.1(a) of the Credit Agreement, Section 5.2(a) of the Credit Agreement and Section 5.2(b) of the Credit Agreement, (3) the Borrower agrees that on and after the occurrence of the Required Unaudited Annual Statement Compliance Date, the Borrower must be in full compliance with all terms of the Credit Agreement, including, without limitation, Section 5.1(b) of the Credit Agreement and Section 5.2(b) of the Credit Agreement, (4) notwithstanding any provision of the Credit Agreement or any other Credit Document to the contrary, the failure of the Borrower to deliver the financial statements for the fiscal year ended December 31, 2014 (in full compliance with Section 5.1(a) of the Credit Agreement except for the delay) and the related certificates of the independent certified public accountants of the Company reporting on such financial statements under Section 5.2(a) (in full compliance with Section 5.2(a) of the Credit Agreement except for the delay) and the related certificate of Responsible Officer under Section 5.2(b) of the Credit Agreement (in full compliance with Section 5.2(b) of the Credit Agreement except for the delay) on or prior to its respective Required Annual Statement Compliance Date will constitute an immediate Event of Default under the Credit Agreement (without any grace period, cure period or notice of any kind), (5) notwithstanding any provision of the Credit Agreement or any other Credit Document to the contrary, the failure of the Borrower to deliver the financial statements for the fiscal year ended December 31, 2014 (in full compliance with Section 5.1(b) except for the delay) and the related certificate of Responsible Officer under Section 5.2(b) of the Credit Agreement (in full compliance with Section 5.2(b) of the Credit Agreement except for the delay) on or prior to its respective Required Unaudited Annual Statement Compliance Date will constitute an immediate Event of Default under the Credit Agreement (without any grace period, cure period or notice of any kind), (6) the Borrower agrees that on and after the occurrence of the Required Quarterly Statement Compliance Date for each of the fiscal quarters ended June 30, 2014 and September 30, 2014, the Borrower must be in full compliance with all terms of the Credit Agreement, including, without limitation, Section 5.1(c) of the Credit Agreement and Section 5.2(b) of the Credit Agreement, and (7) notwithstanding any provision of the Credit Agreement or any other Credit Document to the contrary, the failure of the Borrower to deliver the financial statements for the fiscal quarters ended June 30, 2014 and September 30, 2014 (in full compliance with Section 5.1(c) of the Credit Agreement except for the delay) and the related certificate of Responsible Officer under Section 5.2(b) of the Credit Agreement (in full compliance with Section 5.2(b) of the Credit Agreement except for the delay) on or prior to its respective Required Quarterly Statement Compliance Date will constitute an immediate Event of Default under the Credit Agreement (without any grace period, cure period or notice of any kind).

(c) Additional Limitations on Certain Actions. Borrower and each other Credit Party agrees that until the expiration of the Non-Compliance Period no Credit Party will, nor will any Credit Party permit any Subsidiary to, notwithstanding the provisions of:

(i)	Section 6.1 of the Credit Agreement, create, contract, incur or assume, or permit to exist any Indebtedness not owed by a Credit Party prior to the date hereof, any Indebtedness except Indebtedness permitted by Sections 6.1(a) and (g) of the Credit Agreement and other Indebtedness created, contracted, incurred or assumed during the Non-Compliance Period in an aggregate amount not to exceed $10,000,000 for all such Indebtedness, which such amount must be unsecured unless secured pursuant to clause (ii) following.

(ii)	Section 6.2 of the Credit Agreement, create, contract, incur or assume, or permit to exist any Lien not existing prior to the date hereof, except Liens meeting the requirements of subsections (a), (c), (d), (e), (f), (g), (j) and (l) of the definition of Permitted Liens in the Credit Agreement, provided that, to the extent the Borrower enters into any Capital Leases permitted by clause (i) preceding but also meeting each of the requirements of Section 6.1(c) of the Credit Agreement, the Borrower may grant Liens to secure Indebtedness under such Capital Leases to the extent such Liens comply with subsection (b) of the definition of Permitted Liens in the Credit Agreement.

(iii)	Section 6.4 of the Credit Agreement,

1.	dissolve, liquidate or wind up its affairs, sell, transfer, lease or otherwise dispose of its property or assets or agree to do so at a future time, except in accordance with the terms of subsection (a)(i), (a)(ii), (a)(iii) or (a)(ix) of Section 6.4 of the Credit Agreement (but specifically including the other terms of such Section applicable to such subsections); provided, however, that for purposes of the foregoing, any sales, leases, transfers or other dispositions of property or assets pursuant to subsection (a)(ix) of Section 6.4 of the Credit Agreement shall not exceed $5,000,000 in the aggregate during the Non-Compliance Period; or

2.	(i) purchase, lease or otherwise acquire (in a single transaction or a series of related transactions) the property or assets of any Person (other than purchases, leases or other acquisitions of inventory, leases, materials, property and equipment in the ordinary course of business, except as otherwise limited or prohibited in the Credit Agreement) or (ii) enter into any transaction of merger or consolidation, except such actions permitted by clause (iv) following.

(iv)	Section 6.5 of the Credit Agreement, make any Investment, except Investments described by subsections (a), (b), (c), (d) and (e) of the definition of Permitted Investments in the Credit Agreement, provided that, notwithstanding the foregoing, the Borrower may make (a) any Investments separately agreed to in writing by the Borrower and the Lenders and (b) Investments and Permitted Acquisitions during the Non-Compliance Period in an aggregate amount for all such Investments and Permitted Acquisitions not to exceed $5,000,000.

(v)	Section 6.15 of the Credit Agreement, declare, make or pay any Restricted Payments of any kind during the Non-Compliance Period. For the avoidance of doubt, the Borrower agrees that, notwithstanding any provision of the Credit Agreement or any other Credit Document to the contrary, any declaration, making or payment of any Restricted Payment during the Non-Compliance Period will constitute an immediate Event of Default under the Credit Agreement (without any grace period, cure period or notice of any kind).

SECTION 4. Pricing During the Non-Compliance Period. Notwithstanding the provisions of the definition of “Applicable Percentage” in the Credit Agreement and subject to the following sentence, during the Non-Compliance Period, Revolving Loans, Commitment Fees and Letter of Credit Fees will accrue at Revolving Pricing Level IV as set forth in the Revolving Pricing Grid in the definition of “Applicable Percentage” in the Credit Agreement; provided that, notwithstanding the foregoing, if there at any time exists an Event of Default, Revolving Loans, Commitment Fees and Letter of Credit Fees will accrue at Revolving Pricing Level I in the Revolving Pricing Grid set forth in the definition of “Applicable Percentage” in the Credit Agreement, and Section 2.9 of the Credit Agreement will be applicable at the discretion of the Required Lenders as set forth therein. In the event that upon delivery of the Borrower’s financial statements and compliance certificate for (a) the fiscal year ended December 31, 2014 or (b) the fiscal quarter ended June 30, 2014 or the fiscal quarter ended September 30, 2014, or both, such compliance certificate or such compliance certificates demonstrate that the Leverage Ratio would have prescribed a different Revolving Pricing Level under the Revolving Pricing Grid in the definition of “Applicable Percentage in the Credit Agreement, the Borrower shall immediately pay to the Administrative Agent for the ratable benefit of the Lenders in immediately available Dollars, the aggregate amount of any additional interest and other fees that would have accrued had the correct Revolving Pricing Level been in effect commencing on the applicable Interest Determination Dates.

SECTION 5. Expenses. The Borrower agrees to pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket costs and expenses incurred in connection with this Limited Waiver, any other documents prepared in connection herewith and the transaction contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.

SECTION 6. Representations and Warranties. After giving effect to this Limited Waiver, the Borrower and the Company hereby confirm that, other than with respect to the matters described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 under the headings “Matters Related to the Audit Committee’s Review and the Restatement of Certain of our Consolidated Financial Statements” and “Review of Potential Improper Payments Involving Brazil Subsidiary” of Part I, Item 3, Legal Proceedings, in each case as such matters may relate to the representations in Section 3.3(iv) and Section 3.36 of the Credit Agreement, (a) the representations and warranties set forth in the Credit Agreement and in the Credit Documents are true and correct as if made on and as of the Limited Waiver Effective Date (as hereinafter defined) (other than any such representations or warranties that, by their terms, refer solely to an earlier date, in which case, as of such earlier date) and (b) before and after giving effect to this Limited Waiver, no Default or Event of Default shall have occurred and be continuing.

SECTION 7. Conditions of Effectiveness. This Limited Waiver shall be effective when the following conditions are each satisfied (the “Limited Waiver Effective Date”):

(a) the Administrative Agent shall have received counterparts of this Limited Waiver executed by the Required Lenders;

(b) the Administrative Agent shall have received counterparts of this Limited Waiver executed by the Borrower, the Company and acknowledged by each Guarantor; and

(c) the Administrative Agent shall have received in form and substance satisfactory to the Administrative Agent, such other documents, certificates and instruments as the Required Lenders shall require.

SECTION 8. Guarantors’ Agreement. By signing below, each Guarantor (i) consents and agrees to the execution, delivery and performance by the Borrower and the Company of this Limited Waiver, (ii) agrees that its obligations in respect of its Guaranty are not released, diminished, waived, modified, impaired or affected in any manner by this Limited Waiver, or any of the provisions contemplated herein, (iii) confirms its obligations under its Guaranty and (iv) agrees that it has no claim or offsets against, or defenses or counterclaims to, its Guaranty.

SECTION 9. Reference to the Credit Agreement.

(a) Upon and during the effectiveness of this Limited Waiver, each reference in the Credit Agreement to “this Agreement”, “hereunder”, or words of like import shall mean and be a reference to the Credit Agreement, as affected by this Limited Waiver.

(b) Except as expressly set forth herein, this Limited Waiver shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights or remedies of the Administrative Agent or the Lenders under the Credit Agreement or any of the other Credit Documents, and shall not alter, modify, amend, or in any way affect the terms, conditions, obligations, covenants, or agreements contained in the Credit Agreement or the other Credit Documents, all of which are hereby ratified and affirmed in all respects and shall continue in full force and effect.

SECTION 10. GOVERNING LAW; WAIVERS OF JURY TRIAL. THIS LIMITED WAIVER AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH PARTY HERETO HEREBY AGREES SECTION 9.17 OF THE CREDIT AGREEMENT SHALL BE APPLICABLE TO THIS LIMITED WAIVER AS THOUGH SET FORTH HEREIN, MUTATIS MUTANDIS.

SECTION 11. Amendments; Execution in Counterparts.

(a) This Limited Waiver shall not constitute an amendment of any other provision of the Credit Agreement not referred to herein and shall not be construed as a waiver or consent to any further or future action on the part of the Company, the Borrower or any other Credit Party that would require a waiver or consent of the Lenders or the Administrative Agent. Except as expressly amended hereby, the provisions of the Credit Agreement are and shall remain in full force and effect.

(b) This Limited Waiver may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument. For purposes of this Limited Waiver, a counterpart hereof (or signature page thereto) signed and transmitted by any Person party hereto to the Administrative Agent (or its counsel) by facsimile machine, telecopier or electronic mail is to be treated as an original. The signature of such Person thereon, for purposes hereof, is to be considered as an original signature, and the counterpart (or signature page thereto) so transmitted is to be considered to have the same binding effect as an original signature on an original document.

SECTION 12. Headings. Section headings in this Limited Waiver are included herein for convenience of reference only and shall not constitute a part of this Limited Waiver for any other purpose.

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IN WITNESS WHEREOF, the parties hereto have caused this Limited Waiver to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

ORTHOFIX HOLDINGS, INC.

By:	/s/ Doug Rice
Name:	Doug Rice
Title:	Interim Chief Financial Officer and Treasurer

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GUARANTORS:

ORTHOFIX INTERNATIONAL N.V.

By:	/s/ Doug Rice
Name:	Doug Rice
Title:	Interim Chief Financial Officer and Treasurer

ORTHOFIX INC.,
a Minnesota corporation

By:	/s/ Doug Rice
Name:	Doug Rice
Title:	Interim Chief Financial Officer and Treasurer

AMEI TECHNOLOGIES INC.,
a Delaware corporation

By:	/s/ Doug Rice
Name:	Doug Rice
Title:	Treasurer

NEOMEDICS, INC.,
a New Jersey corporation

By:	/s/ Doug Rice
Name:	Doug Rice
Title:	Treasurer

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GUARANTORS:

OSTEOGENICS INC.,
a Delaware corporation

By:	/s/ Doug Rice
Name:	Doug Rice
Title:	Treasurer

BLACKSTONE MEDICAL, INC.,
a Massachusetts corporation

By:	/s/ Doug Rice
Name:	Doug Rice
Title:	Interim Chief Financial Officer and Treasurer

GUARANTORS:

ORTHOFIX UK LIMITED,
a company formed under the laws of England and Wales

By:	/s/ Doug Rice
Name:	Doug Rice
Title:	Director

VICTORY MEDICAL LIMITED,
a company formed under the laws of England and Wales

By:	/s/ Doug Rice
Name:	Doug Rice
Title:	Director

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ADMINISTRATIVE AGENT:

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By:	/s/ Gregory T. Martin
Name:	Gregory T. Martin
Title:	Vice President

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LENDER:

JPMORGAN CHASE BANK, N.A.,
as a Lender

By:	/s/ Gregory T. Martin
Name:	Gregory T. Martin
Title:	Vice President

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LENDER:

DNB Capital LLC

By:	/s/ Colleen Durkin
Name:	Colleen Durkin
Title:	Senior Vice President

By:	/s/ Nikolai A. Nachamkin
Name:	Nikolai A. Nachamkin
Title:	Senior Vice President

LENDER:

Bank of the West

By:	/s/ Kris Ilkov
Name:	Kris Ilkov
Title:	Managing Director

LENDER:

Bank of America, N.A.

By:	/s/ Lori Jou Egan
Name:	Lori Jou Egan
Title:	SVP

LENDER:

COMPASS BANK

By:	/s/ Gerardo Garza
Name:	Gerardo Garza
Title:	Senior Vice President

LENDER:

HSBC Bank USA, N.A.

By:	/s/ Andrew Everett
Name:	Andrew Everett
Title:	Assistant Vice President

LENDER:

EAST WEST BANK

By:	/s/ Andrew Maria
Name:	Andrew Maria
Title:	Senior Vice President

LENDER:

PEOPLE’S UNITED BANK, N.A.
formerly PEOPLE’S UNITED BANK

By:	/s/ Robert D. Hazard
Name:	Robert D. Hazard
Title:	Senior Vice President

LENDER:

BROWN BROTHERS HARRIMAN & CO.

By:	/s/ Daniel G. Head, Jr.
Name:	Daniel G. Head, Jr.
Title:	Senior Vice President